EXHIBIT

                                       5.1










                                   OPINION OF

                        FROHLING, HUDAK & PELLEGRINO, LLC

                       FROHLING, HUDAK & PELLEGRINO, LLC
                               COUNSELLORS AT LAW

425 EAGLE ROCK AVENUE                                               P.O. BOX 926
SUITE 200                                                       NEWARK, NJ 07101
ROSELAND, NJ 07068                                                (973) 622-2800
(973) 226-4600
FAX (973) 226-0969                                              Please Reply to:
                                                                  [X]   Roseland
                                                                  [ ]     Newark


                                September 14 1999
The Tirex Corporation
740 St. Maurice, Suite 201
Montreal, Quebec
Canada H3C 1L5

Ladies and Gentlemen:

         You have requested this firm's opinion as counsel for The Tirex Corporation, a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, and the public offering by the selling shareholders (the "Selling Shareholders") named in the Registrant's Registration Statement on Form S-8, to be filed with the Securities and Exchange Commission on or about September 14, 1999 (the "Registration Statement"), of an aggregate of two million, six hundred fifty four thousand, seven hundred thirty one shares (2,654,731) shares of Common Stock of the Registrant, $.001 par value, per share, currently issued and outstanding in the names of the Selling Shareholders (the "Shares").

         I have examined the Registration Statement in the form to be filed with the Securities and Exchange Commission, the Certificate of Incorporation of the Registrant as certified by the Secretary of State of the State of Delaware, the Bylaws and the minute books of the Registrant as a basis for the opinion hereafter expressed.

         Based on the foregoing examination, it is our opinion, and we so advise, that the 2,654,731 Shares currently are, and upon sale in the manner described in the Registrant Statement will be, legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                          Very truly yours,

                                          /s/ FROHLING, HUDAK & PELLEGRINO, LLC
                                          -------------------------------------
                                              FROHLING, HUDAK & PELLEGRINO, LLC